As filed with the Securities and Exchange Commission on January 12, 1998
                                                  Registration No. 333-43355
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        MARYLAND                                     52-1492296
(STATE OF INCORPORATION)                 (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 843-8000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               DOUGLAS L. BECKER
              PRESIDENT, CO-CHIEF EXECUTIVE OFFICER AND SECRETARY
                         SYLVAN LEARNING SYSTEMS, INC.
                             1000 LANCASTER STREET
                           BALTIMORE, MARYLAND 21231
                                 (410) 843-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT FOR
                          SERVICE, SHOULD BE SENT TO:

                      RICHARD C. TILGHMAN, JR., ESQUIRE
                          JILL CANTOR NORD, ESQUIRE
                               PIPER & MARBURY
                           36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND  21201
                               (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE
CHECK THE FOLLOWING BOX: [_]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933,OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]________________________

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [_]

                        CALCULATION OF REGISTRATION FEE

      TITLE OF SHARES                   PROPOSED MAXIMUM AGGREGATE        AMOUNT OF
      TO BE REGISTERED                         OFFERING PRICE         REGISTRATION FEE (1)
      ----------------                  --------------------------    ----------------
Common Stock, $.01 par value                   $11,887,500                 $3,507.00
======================================================================================

(1) CALCULATED IN ACCORDANCE WITH RULE 457(O) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND PAID ON DECEMBER 29, 1997.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                                           Subject to Completion

                                                            JANUARY 12, 1998
 PROSPECTUS



                                 300,000 SHARES



                         SYLVAN LEARNING SYSTEMS, INC.


                                  COMMON STOCK

                                  ___________

     All of the shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") offered hereby will be sold by the Company upon exercise of options (the "Options") granted by the Company to those of its franchisees who operate Sylvan Testing Centers (the "Testing Franchisees") pursuant to the STC Stock Option Plan (the "Plan"). See "Description of STC Stock Option Plan." The Company will not receive any proceeds from the resale of the Common Stock by the Franchisees other than the aggregate exercise price payable upon exercise of the Options. The Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." On January 9, 1998 the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $33.00 per share.

                                  ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION  NOR  HAS  THE  SECURITIES AND EXCHANGE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
          REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.
                                  ___________


                          PRICE TO PUBLIC                PROCEEDS TO COMPANY(1)
-------------------------------------------------------------------------------
Per Share............        $                                 $
Total................     $                                 $
================================================================================
(1) Before deducting expenses payable by the Company estimated at $23,000.

           The date of this Prospectus is                     , 1998.

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.]

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by its Annual Report on Form 10-K/A (with Items 6, 7 and 8 thereof having been superseded by the information contained in the Company's Current Report on Form 8-K dated July 15, 1997), (ii) the Company's Current Report on Form 8-K and 8-K/A dated January 28, 1997, relating to the Company's acquisition of Wall Street Institute; (iii) the Company's Current Report on Form 8-K/A dated March 12, 1997, relating to the termination of the Company's Merger Agreement with National Education Corporation; (iv) the Company's Current Report on Form 8-K and 8-K/A dated April 17, 1997 and May 30, 1997, relating to the Company's acquisition of I-R, Inc. and Independent Child Study Teams, Inc. (collectively, "Educational Inroads"); (v) the Company's Current Report on Form 8-K dated July 15, 1997, restating certain historical financial information to reflect the acquisition of Educational Inroads; (vi) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997; June 30, 1997; and September 30, 1997; (vii) the description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and (viii) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: Chief Financial Officer, telephone: (410) 843-8000.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading international private provider of educational and testing services. The Company delivers a broad array of supplemental and remedial educational services and computer-based testing through three principal divisions. The Core Educational Services division designs and delivers individualized tutorial services to school-age children and adults at 669 franchised and Company-owned Sylvan Learning Centers. Sylvan Prometric, the Company's testing services division, administers computer-based tests for major organizations, corporations, professional associations and governmental agencies through its worldwide network of Testing Centers. The Contract Educational Services division provides Sylvan's core educational services under federal and state funding programs to more than 12,000 students in 89 public schools and more than 38,000 students in 507 non-public schools (including Educational Inroads) and provides on-site educational and training services to employees of large corporations. Since 1994, the Company has substantially expanded its business through a combination of internal growth and acquisitions and has increased revenue and operating income from $68.7 million and $3.4 million, respectively, in 1994 to $181.9 million and $22.7 million, respectively, in 1996. Sylvan's 1996 systemwide revenues were approximately $310.3 million, consisting of $165.1 million from core educational services ($139.5 million from franchised Learning Centers and $25.6 million from Company-owned Learning Centers, product sales and franchise sales fees), $87.0 million from testing services and $58.2 million from contract educational services.

     Core Educational Services. The Company's Core Educational Services division provides supplemental instruction in reading, mathematics and reading readiness and features an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of September 30, 1997, the Company or its franchisees operated 669 Learning Centers in 49 states, five Canadian provinces, Hong Kong, South Korea and Guam, with 403 franchisees owning and operating 628 Sylvan Learning Centers and Sylvan owning and operating 41 Learning Centers.

     Sylvan Prometric Testing Services. As of September 30, 1997, Sylvan or its authorized representatives operated 1,908 Testing Centers, 1,207 of which were located in North America and the remainder in 97 foreign countries. The Company enters into contracts directly with various professional licensure, educational and information technology ("IT") businesses, organizations and agencies, under which Sylvan receives a fee based upon the number of tests given for those customers. Principal customers for the Company's testing services are Educational Testing Services ("ETS") and, in the IT industry, Microsoft Corp. and Novell, Inc.. IT customers sponsor worldwide certification programs for various professionals such as network administrators and engineers, service technicians and instructors. Sylvan has been designated as the exclusive commercial provider of computer-based tests administered by ETS (excluding the SAT and PSAT) and operates 47 testing centers in 33 countries to facilitate delivery of international testing for ETS. The Company also provides testing services for organizations responsible for licensing broker-dealers, pilots, aviation mechanics, computer professionals and medical laboratory technicians. Through the Company's December 1996 acquisition of Wall Street Institute International B.V. and its affiliates ("Wall Street"), Sylvan now provides live and computer-based English instruction and testing in Europe and Latin America through a network of more than 180 franchised and Company-owned centers.

     Contract Educational Services; PACE; Sylvan-at-Work; Caliber Learning Network, Inc. Sylvan provides educational services under federal and various state funding programs to students in 89 public and 507 non-public schools. Sylvan provides educational and training services to large corporations throughout the United States, including racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking, through its wholly-owned subsidiary, The PACE Group ("PACE"), and the Company's Sylvan-at-Work program. In November 1996, Caliber Learning Network, Inc. was formed as a joint initiative of Sylvan and MCI Telecommunications Corporation to become a worldwide distribution network of professional education centers equipped with satellite-based video conferencing and computer network capabilities. Sylvan currently owns a 10 percent interest in Caliber Learning Network and has the option to acquire a majority interest in the future.

     The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, and its telephone number is (410) 843-8000.


                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Commmon Stock being offered hereby are estimated to be approximately $6,455,470, assuming (i) exercise of all of the Options for cash and (ii) other than the Options (as defined below) no other options are granted under the Plan. See "Description of Sylvan Technology Center Stock Option Plan." The Company will use the net proceeds from this offering for general corporate purposes, which may include the acquisition of complementary businesses. The Company intends to invest substantially all of the net proceeds from this offering in interest-bearing, investment-grade obligations pending application thereof in the manner described above. The Company will not receive proceeds from any resales of the Common Stock acquired by the Franchisees upon exercise of the Options.

                      DESCRIPTION OF STC STOCK OPTION PLAN

     The Company adopted the Sylvan Technology Center Stock Option Plan (the "Plan") in April 1997. Under the Plan, the Committee, comprised of the Company's Co-Chief Executive Officers, R. Christopher Hoehn-Saric and Douglas L. Becker, is authorized to grant options to purchase shares of Common Stock to any Sylvan Learning Center franchisee who operates one or more Sylvan Technology Centers (collectively, the "Franchisees") as compensation for services rendered or contributions made to the Company. There are an aggregate of 300,000 shares reserved for issuance upon exercise of options granted under the Plan. Options to purchase an aggregate of 177,000 shares of Common Stock were granted to an aggregate of 177 Franchisees on April 15, 1997 (the "April Options"); options to purchase an aggregate of 6,000 shares of Common Stock were granted to 6 Franchisees on July 1, 1997 (the "July Options"); options to purchase an aggregate of 6,000 shares of Common Stock were granted to 6 Franchisees on October 1, 1997 (the "October Options"); and options to purchase an aggregate of 22,000 shares of Common Stock were granted to 22 Franchisees on December 31, 1997 (the "December Options" and, together with the April Options, July Options and October Options, the "Options").

     The exercise prices of the Options are: $29.13 per share for the April Options; $33.53 per share for the July Options; and $43.88 per share for the October Options; and $39.00 per share for the December Options. The April Options, July Options and October Options vest ratably beginning on January 1, 1998 and each of the successive anniversaries thereof, and the December Options will vest ratably beginning on January 1, 1999 and each of the successive anniversaries thereof; provided, however, that the Options will vest on the specified vesting dates only if the Franchisee continues to operate one or more Sylvan Technology Centers pursuant to a written agreement between the Company and the the Franchisee. All Options, whether vested or unvested, terminate on the tenth anniversary of the Grant Date specified in the Option Agreement relating to said options, subject to earlier termination in the event of the termination of a Franchisee's operation of the Sylvan Technology Center(s) described in the Franchisee's Option Agreement or the termination of the Optionholder's Sylvan Technology Center agency relationship with the Company by
the Company, for cause, or at the election of the Franchisee.    \

     The Stock Option Agreements pursuant to which the Options are or will be granted provide that full payment for each share of Common Stock purchased upon exercise of the Option shall be made no later than the time of exercise or, in the discretion of the Committee, at such later time as the certificate for the share is delivered, in (A) cash or certified check or (B) as long as the shares of Common Stock of the Company remain registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, by delivery of a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and
(ii) to the Company to deliver the certificates for such purchased shares directly to such brokerage firm. In the event any income or employment taxes are required to be withheld with respect to an Option, payment of such taxes must be made to the Company.

     Shares issuable upon exercise of Options will be shares of authorized but unissued Common Stock. The Company will, during the term of the Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. Other than the exercise price described in the Stock Option Agreement, there will be no fees, commissions or other charges paid in connection with the exercise of Options.

     The Plan imposes no restrictions on the resale of Common Stock acquired upon the exercise of Options except that such shares of Common Stock may be resold only in compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. The Committee may impose resale restrictions on all or a portion of the shares of Common Stock delivered upon exercise of any Option to ensure compliance with these laws. Under the Securities Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only
(i) in accordance with the provisions of Rule 144 of the Securities Act promulgated by the SEC or some other exemption from registration under the Securities Act, or (ii) pursuant to an applicable current and effective registration statement under the Securities Act.

     Tax Summary.  The following is a brief summary of the significant aspects
     -----------
of current federal income tax treatment of the Options that may be granted under the Plan. The grant of the Options does not result in tax consequences to the Franchisees to whom the Options were granted. Upon the exercise of an Option, the Franchisee will recognize ordinary income equal to the difference between the option price and the Fair Market Value of the Common Stock on the date of exercise. No amount other than the price paid under the Option shall be considered as received by the Company for the Common Stock so issued. When the Franchisee disposes of Common Stock acquired by the exercise of an Option, any amount received in excess of the Fair Market Value of the Common Stock on the date of exercise will be treated as a long- or short-term capital gain, depending upon how long the Franchisee holds the Common Stock prior to selling it. If the amount received is less than the Fair Market Value of the Common Stock on the date of exercise, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the Common Stock.

     Except as noted below, the exercise of an Option by the exchange of shares of Common Stock already owned by the Franchisee will not result in any taxable gain or loss on the unrealized appreciation of the shares so used. The Internal Revenue Service has ruled that, since the Options are non-qualified, if the Option exercised (i) a number of shares of the Common Stock received equal to the number of shares surrendered will have the same basis as the shares surrendered, and (ii) the remaining shares received will have a basis equal to their Fair Market Value on the date of exercise (the compensation income recognized upon exercise). For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of the shares surrendered only if the shares received have the same basis, in whole or in part, in the Franchisee's hands as the shares surrendered.

     Section 401(a) of the Code is not applicable to the Plan.

                              PLAN OF DISTRIBUTION

     The Registration Statement of which this Prospectus forms a part relates to sales by the Company, from time to time, of up to an aggregate of 300,000 shares of Common Stock to the Franchisees upon their exercise of the Options. If all of the Options are exercised, the aggregate purchase price payable by the Franchisees will equal $6,478,470, assuming that other than the Options, no other options are granted under the Plan. The Franchisees are not obligated to exercise any of the Options; however, options not exercised prior to their expiration dates will terminate, and thereafter no shares of Common Stock will be issued by the Company to the Franchisees in respect thereof.

     The Common Stock the Franchisees acquire upon exercise of the Options should be able to be resold by the Franchisees without further registration under the Securities Act of 1933, as amended (the "Act") in reliance upon
Section 4(1) of the Act. However, resales of the Common Stock by Franchisees or their transferees who are or become affiliates of the Company will be subject to the limitations set forth in Rule 144 under the Act.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements and schedule of Sylvan Learning Systems, Inc. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein also incorporated herein by reference which, as to the years 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors, and as to the year 1994, is based in part on the report of Canterelli & Vernoia, CPAs, independent auditors. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================

   No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.

                         _____________________________


                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION...................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................    2
THE COMPANY.............................................................    3
USE OF PROCEEDS.........................................................    4
SELLING STOCKHOLDERS....................................................    4
PLAN OF DISTRIBUTION....................................................    4
LEGAL MATTERS...........................................................    5
EXPERTS.................................................................    5


                                300,000 SHARES

                                SYLVAN LEARNING
                                 SYSTEMS, INC.

                                 COMMON STOCK


                                  PROSPECTUS

                                                                          , 1998

================================================================================

                    INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

     Filing Fee-Securities and Exchange Commission..   $ 3,507
     Nasdaq National Market Listing Fees............     6,000
     Fees and Expenses of Counsel...................     7,000
     Miscellaneous Expenses.........................     6,493
                                                       -------
       TOTAL........................................   $23,000
                                                       =======

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

     ITEM 16.  EXHIBITS.

    Exhibit No.                          Description
    -----------   -------------------------------------------------------------
       3.1        Articles of Amendment and Restatement of the Charter*

       3.2        Amended and Restated By-Laws dated September 27, 1996**

       4.1        Specimen Stock Certificate*

       4.2        1997 Sylvan Technology Center Stock Option Plan***

       4.3 Form of Stock Option Agreement Under 1997 Sylvan Technology Center Stock Option Plan***

       5.1        Opinion of Piper & Marbury L.L.P.

      23.1        Consent of Ernst & Young LLP.

      23.2        Consent of Deloitte & Touche LLP

      23.3        Consent of Canterelli & Vernoia, CPAs

      23.4        Consent of Piper & Marbury L.L.P.  (contained in Exhibit 5.1)

      24.1        Powers of Attorney (included on signature page)
______________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.

*** Previously filed with this Registration Statement on December 29, 1997.

     ITEM 17.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 12th day of January, 1998.

                             SYLVAN LEARNING SYSTEMS, INC.


                             By    /s/ R. Christopher Hoehn-Saric
                                ----------------------------------------
                                R. Christopher Hoehn-Saric, Chairman of
                                the Board and Co-Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                      Title                                 Date
              ---------                                      -----                                 ----


/s/ R. Christopher Hoehn-Saric          Co-Chief Executive Officer and Chairman of the
--------------------------------------     Board of Directors (Principal Executive         January 12, 1998
R. Christopher Hoehn-Saric                                 Officer)

/s/ Douglas L. Becker*                  Co-Chief Executive Officer President,
--------------------------------------         Secretary and Director                      January 12, 1998
Douglas L. Becker

/s/ B. Lee McGee                        Chief Financial Officer (Principal Financial
--------------------------------------             and Accounting Officer)                 January 12, 1998
B. Lee McGee

/s/ Donald V. Berlanti*                 Director                                           January 12, 1998
--------------------------------------
Donald V. Berlanti

/s/ R. William Pollock*                 Director                                           January 12, 1998
--------------------------------------
R. William Pollock

                                        Director                                           January 12, 1998
--------------------------------------
J. Phillip Samper

/s/ Nancy A. Cole*                      Director                                           January 12, 1998
--------------------------------------
Nancy A. Cole

                                        Director                                           January 12, 1998
--------------------------------------
James H. McGuire

                                        Director                                           January 12, 1998
--------------------------------------
Rick Inatome

*By: /s/ R. Christopher Hoehn-Saric
     ------------------------------
     R. Christopher Hoehn-Saric
     Attorney-in-fact

                                 EXHIBIT INDEX

                                                                   Sequentially
 Exhibit No.                          Description                 Numbered Pages
 -----------                          -----------                 --------------
    3.1        Articles of Amendment and Restatement*

    3.2        Amended and Restated By-Laws dated
               September 27, 1996**

    4.1        Specimen Stock Certificate*

    4.2        1997 Sylvan Technology Center Stock Option Plan***

    4.3        Form of Stock Option Agreement Under 1997 Sylvan
               Technology Center Stock Option Plan***

    5.1        Opinion of Piper & Marbury L.L.P.

   23.1        Consent of Ernst & Young LLP.

   23.2        Consent of Deloitte & Touche LLP

   23.3        Consent of Canterelli & Vernoia, CPAs

   23.4 Consent of Piper & Marbury L.L.P. (contained in Exhibit 5.1)

   24.1        Powers of Attorney (included on signature page)

___________________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.

*** Previously Filed with this Registration Statement on December 29, 1997.